SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


                                 July 1, 1999
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                         HANGER ORTHOPEDIC GROUP, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


               Delaware                0-10670         84-0904275
      -------------------------------------------------------------
      (State or other jurisdiction   (Commission     (IRS Employer
          of incorporation)          File Number)    Identification
                                                         Number)

              7700 OLD GEORGETOWN ROAD, BETHESDA, MARYLAND 20814
              ---------------------------------------------------
              (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code: (301) 986-0701
                                                    --------------

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On July 1, 1999, Hanger Orthopedic Group, Inc. ("Hanger" or the "Company") acquired all of the outstanding capital stock of NovaCare Orthotics and Prosthetics, Inc. ("NovaCare O&P") from NovaCare, Inc. ("NovaCare"). The acquisition (the "Acquisition") was effected pursuant to the terms of a Stock Purchase Agreement, dated as of April 2, 1999 and amended on May 19, 1999 and June 30, 1999 (the "Stock Purchase Agreement"), by and among Hanger, NovaCare, NC Resources, Inc. (a wholly-owned subsidiary of NovaCare and the sole shareholder of NovaCare O&P; "Resources") and HPO Acquisition Corporation (a wholly-owned subsidiary of Hanger; "HPO"). The Stock Purchase Agreement is filed as an exhibit hereto and the following description thereof is qualified in its entirety by reference thereto.

      NovaCare has been engaged in the acquisition and operation of orthotic and prosthetic ("O&P") patient-care centers, in which business Hanger primarily is engaged. NovaCare O&P has acquired over 90 O&P businesses since 1992 and, at March 31, 1999, employed 597 certified O&P practitioners and operated 375 O&P patient-care centers in 37 states. As a result of the Acquisition, which is being accounted for by Hanger as a purchase, Hanger has become the leading provider of O&P patient-care services in the United States. At March 31, 1999, Hanger and NovaCare collectively had a total of 636 O&P patient-care centers and approximately 920 O&P practitioners in 42 states and the District of Columbia.

TERMS OF THE ACQUISITION

      The Stock Purchase Agreement provided for the acquisition by HPO of all the outstanding capital stock of NovaCare O&P from Resources for an aggregate consideration of $445 million, which consisted of (i) the assumption of promissory notes payable by NovaCare O&P or its subsidiaries to sellers of O&P businesses acquired by NovaCare O&P amounting to approximately $37.3 million,
(ii) the payment of certain severance obligations of NovaCare to certain management personnel in the amount of approximately $1.1 million and (iii) the balance in cash.

      Of the $407.7 cash portion of the purchase price, $15 million was placed in escrow pending certain post-closing adjustments relating to working capital. If, as of July 1, 1999, the adjusted working capital of NovaCare O&P is less than approximately $94 million, the cash portion of the purchase price will be reduced by the amount of such deficiency. If, however, the adjusted working capital of NovaCare O&P as of that date exceeds approximately $94 million, the cash portion will be increased by the amount of the excess. Adjusted working capital will be determined prior to September 30, 1999 (i.e., within 90 days of the closing) and for purposes of the calculation will be comprised of cash in an amount of at least $2.0 million, accounts receivable, inventory, other current assets, accounts payable and accrued expenses to third-parties (excluding all inter-company obligations, accrued but unpaid taxes and the current portion of the promissory notes owed to sellers of businesses acquired by NovaCare O&P) calculated in accordance with the terms of the Stock Purchase Agreement and generally accepted accounting principles applied on a basis consistent with NovaCare O&P's past practice.

      The Stock Purchase Agreement contains certain representations and warranties and covenants that are customary in stock purchase agreements of this type. Among these are representations as to NovaCare O&P's organization and capitalization, its financial statements and the absence of undisclosed liabilities, payment of its taxes, title to its assets, its insurance coverage, pending litigation, bank accounts, intellectual property, Medicare and Medicaid compliance and Year 2000 computer readiness. No consents of a material nature were required to complete the Acquisition. The requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on May 19, 1999. In accordance with the Stock Purchase Agreement, Hanger has entered into agreements whereby NovaCare will provide certain transitional services to Hanger for varying periods while the operations of NovaCare O&P are integrated into those of Hanger. Such services include employee payroll services and benefits, computer services and accounts payable services.

      Hanger required approximately $430.2 million in cash to close the Acquisition, pay approximately $20.0 million of related fees and expenses and refinance existing debt of approximately $2.5 million. The funds were raised by Hanger by (i) borrowing approximately $230 million of revolving credit and term loans under a new bank credit facility (the "New Credit Facility"); (ii) the sale of $150 million principal amount of 11.25% Senior Subordinated Notes Due 2009 (the "Senior Subordinated Notes"); and (iii) the sale of $60 million of 7% Redeemable Preferred Stock. The New Credit Facility includes a line of credit of up to $100 million (approximately $30.0 million of which was drawn at the closing of the Acquisition) for possible future acquisitions and general corporate purposes. Additional information regarding the sources of financing for the Acquisition is set forth below.

DESCRIPTION OF THE NEW CREDIT FACILITY

      The New Credit Facility was provided by a syndicate of banks and other financial institutions lead by The Chase Manhattan Bank, as administrative agent, collateral agent and issuing bank, Chase Securities, Inc, as lead arranger and bank manager, Bankers Trust Company, as syndication agent, and Paribas, as documentation agent. The following description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth principal terms and conditions of the facility, including the Credit Agreement, dated as of June 16, 1999, filed as an exhibit hereto. Capitalized terms used herein but not otherwise defined below have the meaning as ascribed to them in the New Credit Facility.

      The New Credit Facility provides senior secured financing of up to $300 million, consisting of the $100 million Tranche A Term Facility and the $100 million Revolving Credit Facility, each with a maturity of six years, and the $100 million Tranche B Term Facility with a maturity of seven years and six months.

      The Tranche A Term Facility, the Tranche B Term Facility and the Revolving Credit Facility initially bear interest (subject to performance based stepdowns applicable to the Tranche A Term Facility and the Revolving Credit Facility) at a rate equal to LIBOR plus (a) in the case of the Tranche A Term Facility and the Revolving Credit Facility, 2.5% or, at Hanger's option, the alternate base rate (as defined in the New Credit Facility) plus 1.5% or (b) in the case of the Tranche B Term Facility, 3.5% or, at Hanger's option, the alternate base rate plus 2.5%.

      In addition to paying interest on outstanding principal under the New Credit Facility, Hanger is required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at a rate equal to 0.5% per annum.

      The Tranche A Term Facility and the Tranche B Term Facility amortize in quarterly amounts based upon the annual amounts shown below:

                                                            Tranche A Term                    Tranche B Term
                                                            Facility                          Facility
                                                            --------------                    --------------
                                                                        (dollars in millions)
Fiscal Year 1999..........................................  $     0.0                         $    0.0
Fiscal Year 2000..........................................       10.0                              1.0
Fiscal Year 2001..........................................       20.0                              1.0
Fiscal Year 2002..........................................       20.0                              1.0
Fiscal Year 2003..........................................       20.0                              1.0
Fiscal Year 2004..........................................       20.0                              1.0
Fiscal Year 2005..........................................       10.0                             47.5
Fiscal Year 2006..........................................        0.0                             47.5
Fiscal Year 2007..........................................        0.0                              0.0
                                                            ---------                         --------
Total ....................................................  $  100.00                         $ 100.00
                                                            =========                         ========

      Hanger's obligations under the New Credit Facility are unconditionally and irrevocably guaranteed by each of Hanger's domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiaries after the Acquisition. In addition, the New Credit Facility is collateralized by first priority security interests in substantially all tangible and intangible assets of Hanger and each of Hanger's existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiaries, including all the capital stock of, or other equity interests in, each of Hanger's direct or indirect subsidiaries and each of Hanger's subsequently acquired or organized direct or indirect subsidiaries (which, in the case of a foreign subsidiary, will in each case be limited to 65% of such capital stock or equity interests, as the case may be).

      Subject to certain exceptions, the New Credit Facility is subject to mandatory prepayment with (a) 100% of the proceeds of asset sales, (b) 50% of Hanger's excess cash flow (as defined in the New Credit Facility), (c) 100% of the proceeds of equity offerings and (d) 100% of the proceeds from the issuance of debt obligations (other than the Senior Subordinated Notes).

      The New Credit Facility contains a number of covenants that, among other things, restrict the ability of Hanger and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness, pay certain restricted payments and dividends, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the New Credit Facility, Hanger is required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and a maximum leverage ratio. The New Credit Facility also contains certain customary events of default.

DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

      The following description of the Senior Subordinated Notes does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, dated as of June 9, 1999, and the Registration Rights Agreement, dated as of June 16, 1999, among Hanger and Deutsche Banc
Securities Inc., Chase Securities Inc. and Paribas Corporation, and the Indenture, dated as of June 16, 1999, among Hanger, its subsidiaries and U.S. Bank Trust, National Association, as Trustee, which are filed as exhibits hereto.

      The Senior Subordinated Notes, of which $150,000,000 principal amount were sold by Hanger on June 16, 1999 to institutional investors, bear interest at 11.25% per year and mature on June 15, 2009. Interest is payable on June 15 and December 15, beginning on December 15, 1999.

      The Senior Subordinated Notes are uncollateralized senior subordinated obligations of Hanger and rank junior to its existing and future senior debt. Hanger's subsidiaries unconditionally guarantee the Senior Subordinated Notes and such guarantees are subordinated to existing and future senior debt of such subsidiaries. If Hanger creates or acquires a new domestic subsidiary, it will guarantee the Senior Subordinated Notes unless Hanger designates the subsidiary as an "unrestricted subsidiary" under the Indenture or the subsidiary does not have significant assets.

      The Senior Subordinated Notes are not redeemable by Hanger before June 15, 2004. Thereafter, Hanger may redeem some or all of the Senior Subordinated Notes at the following redemption prices, which are expressed as percentages of the principal amount thereof, if redeemed during the 12-month period commencing on June 15 of the following years: 2004-105.625%; 2005-104.500%; 2006-103.375%; and 2007 and thereafter - 100.000%. In addition, the Company must pay accrued and unpaid interest on Senior Subordinated Notes redeemed.

      At any time before June 16, 2002, which is the third anniversary of the issuance of the Notes, Hanger has the right to repurchase up to 33% of the outstanding Senior Subordinated Notes with funds raised by it in one or more public equity offerings, as long as Hanger pays 111.25% of the base amount of the Senior Subordinated Notes, plus interest; Hanger repurchases the Senior Subordinated Notes within 90 days of completing the public equity offering; and at least 65% of the sum of the aggregate principal amount of the Senior Subordinated Notes issued under the Indenture remain outstanding immediately after such redemption.

      If a change in control of Hanger occurs, it must give holders of the Senior Subordinated Notes the opportunity to sell their Senior Subordinated Notes to Hanger at 101% of their face amount, plus accrued interest. If Hanger engages in asset sales, it generally must either invest the net cash proceeds from such sales in its business within 180 days, repay senior debt or make an offer to purchase a principal amount of the Senior Subordinated Notes equal to the excess net cash proceeds. The purchase price of the Senior Subordinated Notes will be 100% of their principal amount, plus accrued interest.

      The Indenture contains covenants generally limiting the ability of Hanger and its subsidiaries to incur additional debt, pay dividends or distributions on capital stock or repurchase capital stock, issue stock of subsidiaries, make certain investments, create liens on their assets to collateralize debt, enter into transactions with affiliates, merge or consolidate with another company and transfer and sell assets.

      Hanger is obligated under the terms of the Registration Rights Agreement to register notes (the "Exchange Notes") having substantially identical terms as the Senior Subordinated Notes with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as part of an offer to exchange freely tradable Exchange Notes for the Senior Subordinated Notes. Hanger is required to file a registration statement for the Exchange Notes with the Commission by August 16, 1999, which is 60 days after the issuance of the Notes, and to use its reasonable best efforts to cause the registration statement to be declared effective by October 26, 1999, which is 125 days after the issuance of the Notes. Hanger will be required to pay additional interest on the Senior Subordinated Notes if the above timing requirements are not satisfied or if Hanger does not complete the exchange offer within 30 days after the registration statement is declared effective. When there is a registration default, the annual interest rate on the Senior Subordinated Notes will increase by 0.50%, and the annual interest rate will increase by an additional 0.50% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year.

DESCRIPTION OF THE PREFERRED STOCK

      The following description does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, dated as of June 16, 1999, and the Investor Rights Agreement, dated as of July 1, 1999, among Hanger, Chase Equity Associates, L.P.and Paribas North America, Inc., and the Certificate of Designations setting forth the principal terms and conditions of Hanger's 7% Redeemable Preferred Stock, par value $0.01 per share (the "Redeemable Preferred Stock"), which documents are filed as exhibits hereto.

      The Redeemable Preferred Stock, which has an initial liquidation preference of $1,000 per share, is entitled to receive dividends at an annual rate of 7.0%, compounded quarterly, and such dividends, whether or not declared, accumulate and compound until declared and paid. The dividend rate will increase to 10.0% if certain events of non-compliance occur.

      The Company plans at its Annual Meeting of Stockholders planned to be held in September 1999, to seek the approval of its stockholders for the Company to have the authority to make the Redeemable Preferred Stock convertible into non-voting Common Stock of the Company. In order for the Redeemable Preferred Stock to become convertible into non-voting Common Stock, the Company's stockholders must approve (i) the making of the Redeemable Preferred Stock convertible as a result of the applicability of the stockholder approval requirements of the New York Stock Exchange and (ii) an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock and creating a class of non-voting Common Stock. References hereinafter to the "Non-Voting Common Stock" refer to such proposed new class of non-voting Common Stock and references to the "Common Stock" refer to the Company's voting Common Stock.

      If the Redeemable Preferred Stock becomes convertible, it will be convertible at the holder's option into shares of Non-Voting Common Stock at a conversion price of $16.50 per share, subject to adjustment (the "Conversion Price"). The Conversion Price will decrease by $1.00 on September 30, 1999 and on the last day of each three-month period thereafter, unless stockholders of the Company have authorized the Company to make the Redeemable Preferred Stock convertible and approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock and creating a class of Non-Voting Common Stock. Furthermore, if such stockholder approvals are attained, the Redeemable Preferred Stock will be convertible at the option of the Company into shares of Non-Voting Common Stock following the third anniversary of the issuance of the Redeemable Preferred Stock if the average closing price of the Common Stock for 20 consecutive trading days is equal or greater than 175% of the Conversion Price. The Non-Voting Common Stock will be convertible at the option of the holders upon the occurrence of certain events into shares of Common Stock.

      If the Redeemable Preferred Stock, which is non-voting, does not become convertible, it will be redeemable, in its entirety but not in part, at any time at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends. After any such redemption, each former holder of Redeemable Preferred Stock redeemed will continue to have the right to receive from the Company at any time, the excess, if any, of (i) the average closing price of the Company's Common Stock for 20 consecutive trading days multiplied by the number of shares of Common Stock that such holder would have received if the outstanding Redeemable Preferred Stock had been made convertible into Common Stock and such holder had converted all of such stock into Common Stock (the "Common Stock Equivalent Value") over (ii) the redemption price paid for such holder's Redeemable Preferred Stock. The Company's obligation to pay such amount is subject to restrictions contained in the New Credit Facility and the Indenture relating to the Senior Subordinated Notes.

      If the Redeemable Preferred Stock does not become convertible, each holder thereof will have the right to require the Company to repurchase the Redeemable Preferred Stock (such rights, the "Put Rights") at a purchase price equal to the Common Stock Equivalent Value. Each such holder may exercise its Put Rights at any time and from time to time commencing on the earliest of (a) the date that is the 15-month anniversary of the issuance of the Redeemable Preferred Stock, (b) the date that the shareholders of the Company decline to approve either the making of the Redeemable Preferred Stock convertible or the amendment to the Company's Certificate of Incorporation and (c) the occurrence of a change of control of the Company. The terms and conditions of the Put Rights are subject to restrictions contained in applicable law, the New Credit Facility and the Indenture relating to the Senior Subordinated Notes.

      If the Company is prohibited from paying the excess of the Common Stock Equivalent Value over the redemption price following a redemption at the Company's option or from paying the purchase price on the exercise by a holder of its Put Rights, the Company will be required to use its best efforts to obtain the requisite consents and waivers or to refinance its outstanding indebtedness.

      The Redeemable Preferred Stock will be mandatorily redeemable on the 11th anniversary of the issuance of such stock at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends. In the event of a change of control of the Company, it must offer to redeem all the outstanding shares of Redeemable Preferred Stock at a redemption price equal to 101% of the sum of the per share liquidation preference thereof plus all accrued and unpaid dividends through the date of the change of control.

      Upon the occurrence of an event of non-compliance, holders of the Redeemable Preferred Stock will have the right to elect two members to the Company's Board of Directors. The Certificate of Designations relating to the Redeemable Preferred Stock contains customary covenants, including, among others (i) approval of affiliate transactions, (ii) approval of merger and acquisition transactions in excess of $100 million, (iii) incurrence of indebtedness based on covenants consistent in nature with those found in the Senior Subordinated Notes and (iv) approval of the issuance of any pari passu or senior equity securities.

      Pursuant to the Investor Rights Agreement, holders of the Redeemable Preferred Stock have certain rights to have their Common Stock registered under the Securities Act of 1933 and certain rights to obtain information from the Company.

      In connection with the Acquisition and related financing transactions, the Company filed a Certificate of Elimination of Class A, B, C, D, E and F Preferred Stock with the Secretary of State of the State of Delaware on June 18, 1999, cancelling the Company's previously authorized and issued classes of preferred stock, no shares of which were issued or outstanding on that date.


MANAGEMENT

      Following consummation of the Acquisition on July 1, 1999, Ivan R. Sabel continued to serve as the Chairman of the Board of Directors and Chief Executive Officer of Hanger. Ronald G. Hiscock, who had been the President and Chief Executive Officer of NovaCare O&P since July 1998, became the President and Chief Operating Officer of Hanger upon effectiveness of the Acquisition on July 1, 1999. Furthermore, upon effectiveness of the Acquisition, Richmond L. Taylor, who had been the Executive Vice President and Chief Operating Officer of NovaCare O&P, became an Executive Vice President of Hanger and Chief Operating Officer of each of Hanger Prosthetics & Orthotics, Inc. and NovaCare O&P, the two wholly-owned subsidiaries of Hanger which now operate all of its patient-care centers.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS.


      (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Attached hereto are (i) audited NovaCare O&P balance sheets, dated June 30, 1997 and 1998 and March 31, 1999 (unaudited), (ii) NovaCare O&P statements of operations, statements of NovaCare, Inc. net investment and statements of cash flows for the fiscal years ended June 30, 1996, 1997 and 1998 and the nine-month periods ended March 31, 1998 and 1999 (unaudited) and (iii) the report of independent accountants and notes to the consolidated financial statements relating thereto.


      (b) PRO FORMA FINANCIAL INFORMATION.

      Attached hereto are unaudited pro forma consolidated statements of operations of Hanger for the year ended December 31, 1998, three months ended March 31, 1999 and 12 months ended March 31, 1999, and the unaudited pro forma balance sheet as of March 31, 1999, based on Hanger's historical financial statements and adjusted to give effect to its Acquisition of NovaCare O&P.

      (c) EXHIBITS.

      The following exhibits are filed herewith:

         Exhibit No.                          Document
         -----------                          --------

            2(a) Stock Purchase Agreement, dated as of April 2, 1999, by and among NovaCare, Inc., NC Resources, Inc., Hanger Orthopedic Group, Inc. and HPO Acquisition Corporation, Amendment No. 1 thereto, dated as of May 19, 1999, and Amendment No. 2 thereto, dated as of June 30, 1999

            2(b)              Certificate   of   Designations,    Rights   and
                              Preferences of 7% Redeemable Preferred Stock

            2(c) Certificate of Elimination of Class A, B, C, D, E and F Preferred Stock

            10(a) Credit Agreement, dated as of June 16, 1999, among Hanger Orthopedic Group, Inc., various bank lenders, and The Chase Manhattan Bank, as administrative agent, col-lateral agent and issuing bank, Chase Securities Inc., as lead arranger and book manager, Bankers Trust Company, as syndication agent, and Paribas, as documentation agent

            10(b)             Senior  Subordinated  Note  Purchase  Agreement,
                              dated as of June 9, 1999, relating to 11.25% Senior Subordinated Notes, among Hanger Orthopedic Group, Inc., Deutsche Banc Securities Inc., Chase Securities Inc. and Paribas Corporation

            10(c) Indenture, dated as of June 16, 1999, among Hanger Orthopedic Group, Inc., its subsidiaries and U.S. Bank Trust, National Association, as Trustee

            10(d) Registration Rights Agreement, dated as of June 16, 1999, by and among Hanger Orthopedic Group, Inc., Deutsche Banc Securities Inc., Chase Securities Inc. and Paribas Corporation, relating to the 11.25% Senior Subordinated Notes due 2009

            10(e) Securities Purchase Agreement, dated as of June 16, 1999, Relating to Preferred Stock, among Hanger Orthopedic Group, Inc., Chase Equity Associates, L.P. and Paribas North America, Inc.

            10(f) Investor Rights Agreement, dated July 1, 1999, among Hanger Orthopedic Group, Inc., Chase Equity Associates, L.P. and Paribas North America, Inc.

            23                Consent of independent accountants

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 15, 1999                         HANGER ORTHOPEDIC GROUP, INC.


                                            By: /s/IVAN R. SABEL
                                                ----------------
                                                Ivan R. Sabel
                                                Chairman and Chief Executive
                                                  Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       Page
                                                                                       ----
NovaCare Orthotics and Prosthetics, Inc.:

         Report of Independent Accountants..............................................F-1
         Balance sheets, dated June 30, 1997 and 1998
          and March 31, 1999 (unaudited)................................................F-2
         Statements of operations for the fiscal years ended
          June 30, 1996, 1997 and 1998 and nine-month  periods ended March 31,
          1998 and 1999
          (unaudited)...................................................................F-3
         Statements of NovaCare, Inc. net investment
          for the years ended June 30, 1996, 1997 and 1998
          and the nine-month period ended march 31, 1998
          (unaudited)...................................................................F-4
         Statements of cash flows for the fiscal years
          ended June 30, 1996, 1997 and 1998
          and nine-month periods ended March 31, 1998
          and 1999 (unaudited)..........................................................F-5
         Notes to consolidated financial statements.....................................F-6

Unaudited Pro Forma Consolidated Financial Information of Hanger:

         Introduction...................................................................F-15
         Pro forma consolidated balance sheet as of
           March 31, 1999...............................................................F-16
         Pro forma consolidated statement of operations
           for the year ended December 31, 1998.........................................F-18
         Pro forma consolidated statement of operations
          for the three months ended March 31, 1998.....................................F-22
         Pro forma consolidated statement of operations
          for the three months ended March 31, 1999.....................................F-25
         Pro forma consolidated statement of operations
          for the twelve months ended March 31, 1999....................................F-28

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of NovaCare Orthotics and Prosthetics, Inc.

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of NovaCare, Inc. net investment and of cash flows present fairly, in all material respects, the financial position of NovaCare Orthotics and Prosthetics, Inc. and its subsidiaries (the "Company") at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
March 19, 1999

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                                                                                 As of
                                                                                             As of June 30,      March 31,
                                                                                             --------------      ---------
                                                                                            1997        1998       1999
                                                                                            ----        ----       ----
                                                                                                                (Unaudited)
                                        ASSETS
Current assets:
     Cash and cash equivalents.........................................................   $  1,724    $  1,959   $  1,150
     Accounts receivable, net of allowance at June 30, 1997, 1998 and
        March 31, 1999 of $5,890, $11,919 and $5,090, respectively                          43,015      61,728     66,086
     Inventories.......................................................................     18,450      35,679     42,876
     Deferred income taxes.............................................................      1,907         268        268
     Other current assets..............................................................      3,043       5,210      6,262
                                                                                          --------    --------   --------
          Total current assets.........................................................     68,139     104,844    116,642
Property and equipment, net............................................................     12,087      13,149     13,837
Excess cost of net assets acquired, net................................................    180,435     258,866    256,899
Other assets, net......................................................................      2,392       2,711      1,826
                                                                                          --------    --------   --------
                                                                                          $263,053    $379,570   $389,204
                                                                                          ========    ========   ========

                     LIABILITIES AND NOVACARE, INC. NET INVESTMENT
Current liabilities:
     Current portion of financing arrangements--third parties                             $  8,871    $ 18,079   $ 13,164
     Current portion of financing arrangements--related party                                   --          --     82,854
     Accounts payable and accrued expenses--related party                                   65,684     116,925    111,605
     Accounts payable and accrued expenses--third parties                                   13,530      19,164     19,312
                                                                                          --------    --------   --------
          Total current liabilities....................................................     88,085     154,168    226,935
Financing arrangements--related party...................................................    57,894      83,029         --
Financing arrangements, net of current portion-third parties                                26,540      37,653     27,513
Deferred income taxes..................................................................      2,082       3,478      4,831
Other..................................................................................      1,330       1,752        494
                                                                                          --------    --------   --------
          Total liabilities............................................................    175,931     280,080    259,773
Commitments and contingencies..........................................................         --          --         --
NovaCare, Inc. net investment..........................................................     87,122      99,490    129,431
                                                                                          --------    --------   --------
                                                                                          $263,053    $379,570   $389,204
                                                                                          ========    ========   ========

       The accompanying notes are an integral part of these statements.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                                                                        For the
                                                                                                      Nine Months
                                                                For the Years Ended June 30,        Ended March 31,
                                                                ----------------------------        ---------------
                                                                 1996        1997        1998         1998        1999
                                                              ---------   ---------   ---------    ---------   ---------
                                                                                                  (Unaudited) (Unaudited)
Net revenues...............................................   $100,886    $161,074    $251,732     $182,424    $209,442
Cost of services...........................................     74,788     120,118     188,699      137,894     155,102
                                                              ---------   ---------   ---------    ---------   ---------
     Gross profit..........................................     26,098      40,956      63,033       44,530      54,340
Selling, general and administrative expenses                    11,093       9,157      16,367       12,438       8,915
Selling, general and administrative allocated from
   related party...........................................      2,949       6,103       9,624        7,332      13,404
Provision for uncollectible accounts                             1,870       2,841       4,840        3,564       4,177
Amortization of excess cost of net assets
   acquired................................................      2,177       4,061       6,598        4,691       5,538
Provision for restructure..................................      1,477          --          --           --          --
                                                              ---------   ---------   ---------    ---------   ---------
     Income from operations................................      6,532      18,794      25,604       16,505      22,306
Interest expense--related party.............................    (2,146)     (4,291)     (7,453)      (5,404)     (5,891)
Interest expense--third parties.............................      (603)     (1,910)     (3,239)      (2,394)     (2,210)
Royalty expense--related party..............................    (5,924)     (9,106)    (15,244)     (11,445)    (12,583)
Minority interest..........................................       (111)       (114)       (135)         (81)       (137)
                                                              ---------   ---------   ---------    ---------   ---------
(Loss) income before income taxes..........................     (2,252)      3,373        (467)      (2,819)      1,485
Income tax (benefit) provision.............................     (1,281)      2,359       2,372          799       2,553
                                                              ---------   ---------   ---------    ---------   ---------
     Net (loss) income.....................................   $   (971)   $  1,014    $ (2,839)    $ (3,618)   $ (1,068)
                                                              =========   =========   =========    =========   =========

       The accompanying notes are an integral part of these statements.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

           CONSOLIDATED STATEMENTS OF NOVACARE, INC. NET INVESTMENT
                                (IN THOUSANDS)

Balance at June 30, 1995......................................... $  8,805
     Net contributions from NovaCare, Inc. ......................   75,169
     Net loss....................................................     (971)
                                                                  ---------
Balance at June 30, 1996.........................................   83,003
     Net contributions from NovaCare, Inc. ......................    3,105
     Net income..................................................    1,014
                                                                  ---------
Balance at June 30, 1997.........................................   87,122
     Net contributions from NovaCare, Inc. ......................   15,207
     Net loss....................................................   (2,839)
                                                                  ---------
Balance at June 30, 1998.........................................   99,490
     Net contributions from NovaCare, Inc. (Unaudited)...........   31,009
     Net loss (Unaudited)........................................   (1,068)
                                                                  ---------
Balance at March 31, 1999 (Unaudited)............................ $129,431
                                                                  =========

       The accompanying notes are an integral part of these statements.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                                        For the
                                                                                                      Nine Months
                                                                For the Years Ended June 30,        Ended March 31,
                                                                ----------------------------        ---------------
                                                                 1996        1997        1998         1998        1999
                                                              ---------   ---------   ---------    ---------   ---------
                                                                                                  (Unaudited) (Unaudited)
Cash flows from operating activities:
  Net (loss) income.........................................  $ (971)      $ 1,014     $(2,839)    $(3,618)    $(1,068)
  Adjustments to reconcile net (loss) income to net
    cash flows used in operating activities:
      Depreciation and amortization........................     4,874        6,858      10,549       7,498       8,786
      Provision for uncollectible accounts                      1,870        2,841       4,840       3,564       4,177
      Minority interest....................................       111          114         135          81         137
      Deferred income taxes................................        77          (63)      2,920       1,499       1,353
      Noncash portion of nonrecurring items                     1,017           --          --          --          --
      Changes in assets and liabilities, net of ef-
        fects from acquisitions:
          Accounts receivable.............................     (5,364)      (9,769)    (11,642)     (5,114)     (9,996)
          Inventories.....................................     (2,039)       2,502     (11,849)     (9,645)     (7,229)
          Other current assets............................       (322)        (149)     (2,317)     (1,201)     (1,048)
          Accounts payable and accrued expenses
            --third parties...............................     (1,797)      (6,834)     (8,358)     (3,953)      2,051
          Other, net......................................         --          (90)        244         339        (508)
                                                              --------     --------    --------    --------    --------
            Net cash flows (used in) operating
              activities...............................        (2,544)      (3,576)    (18,317)    (10,550)     (3,345)
                                                              --------     --------    --------    --------    --------
Cash flows from investing activities:
  Payments for businesses acquired, net of cash
    acquired      .                                            (3,312)     (81,214)    (57,214)    (45,191)     (7,454)
  Additions to property and equipment                          (1,965)      (3,819)     (4,851)     (3,840)     (4,090)
  Proceeds from sale of assets..............................       --        3,519       1,516       1,526          --
                                                              --------     --------    --------    --------    --------
Net cash flows used in investing activities                    (5,277)     (81,514)    (60,549)    (47,505)    (11,544)
                                                              --------     --------    --------    --------    --------
Cash flows from financing activities:
  Payment of long-term debt and credit
    arrangements--third parties.............................   (3,505)     (16,271)    (12,357)    (10,124)    (10,998)
  Net advances from related party...........................    6,270      101,824      91,458      73,605      25,078
                                                              --------     --------    --------    --------    --------
  Net cash flows provided by financing activities               2,765       85,553      79,101      63,481      14,080
                                                              --------     --------    --------    --------    --------
Net increase (decrease) in cash and cash equivalents           (5,056)         463         235       5,426        (809)
Cash and cash equivalents, beginning of year                    6,317        1,261       1,724       1,724       1,959
                                                              --------     --------    --------    --------    --------
Cash and cash equivalents, end of year                        $ 1,261      $ 1,724     $ 1,959     $ 7,150     $ 1,150
                                                              ========     ========    ========    ========    ========

       The accompanying notes are an integral part of these statements.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997, 1998
                                (IN THOUSANDS)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

      NovaCare Orthotics and Prosthetics, Inc. (the "Company") is a wholly owned subsidiary of NovaCare, Inc. (the "Parent"). The Company provides clinical services to patients including the design, fitting, fabrication and servicing of orthotic and prosthetic devices. Orthotic devices are used to provide external support, correction or protection to patients suffering from musculoskeletal conditions. Prosthetic devices are artificial limbs used by patients who have suffered the loss of a limb as a result of vascular diseases, diabetes, cancer, or trauma.

BASIS OF PRESENTATION

      The financial statements of the Company include the consolidated financial position, results of operations, and cash flows of the Company. The Parent's historical cost basis of assets and liabilities has been reflected in the Company's financial statements. The financial information in these financial statements is not necessarily indicative of results of operations, financial position and cash flows that would have occurred if the Company had been a separate stand-alone entity during the periods presented or of future results.

PRINCIPLES OF CONSOLIDATION

      The Consolidated Financial Statements include the accounts of the Company, its majority-owned subsidiaries and companies effectively controlled through management agreements. Investments of 20% to 50% of the voting interest of affiliates are accounted for using the equity method. All significant intercompany accounts and transactions between the Company and its subsidiaries have been eliminated. The Company recognizes a minority interest in its Balance Sheets and Statements of Operations for the portion of majority-owned subsidiaries attributable to its minority owners.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

      The Company considers its holdings of highly liquid debt and money-market instruments to be cash equivalents if the securities mature within 90 days from the date of acquisition. These investments are carried at cost, which approximates fair value.

NET REVENUES

      Net revenues are reported at the net realizable amounts from customers and third-party payers. Net revenues generated directly from Medicare and Medicaid reimbursement programs represented 31%, 37%, 36%, 35% and 35% of the Company's consolidated net revenues for fiscal years 1996, 1997 and 1998 for the nine month periods ended March 31, 1998 and 1999 (unaudited), respectively.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

                        NOTES TO CONSOLIDATED FINANCIAL
                 STATEMENTS--(CONTINUED) FOR THE FISCAL YEARS
                        ENDED JUNE 30, 1996, 1997, 1998
                                (IN THOUSANDS)

INVENTORIES

      Inventories consist of customized orthotic and prosthetic merchandise held for sale, work in process and raw materials and are carried at the lower of cost or market. Cost of inventories is determined by the first-in, first-out method.

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range principally from three to seven years for property and equipment and 30 to 40 years for buildings. Leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life. Property and equipment also include external and incremental internal costs incurred to develop major business systems.

EXCESS COST OF NET ASSETS ACQUIRED

      Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded to the extent of the difference between the fair value and the tax basis of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of net assets acquired, including the recognition of applicable deferred taxes, consists of non-compete agreements, customers lists, and goodwill and is amortized on a straight-line basis over the estimated useful lives of the assets which range from five to 40 years.

      Effective July 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to be Disposed of", which establishes accounting standards for the impairment of long-lived assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In accordance with SFAS No. 121, the Company reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded cost may not be recoverable. The Company also reviews the overall recoverability of goodwill based primarily on estimated future undiscounted cash flows.

      If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

OTHER ASSETS

      Other assets consist principally of executive savings plan assets, acquired patents, and security deposits. The executive savings plan is a non-qualified savings plan offered to Company executives through NovaCare's benefit plan. Contributions made to the fund by eligible employees are partially matched by the Company. Withdrawals from the fund by employees are limited to events specified by the plan.

INCOME TAXES

      The Company records deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns in accordance with the SFAS No. 109. See further discussion of income tax transactions with the Parent in Note 2.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

             FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997, 1998
                                (IN THOUSANDS)

UNAUDITED FINANCIAL INFORMATION

      The March 31, 1998 and 1999 interim financial data is unaudited; however, in the opinion of the Company, the interim unaudited data include all adjustments, consisting only of normal recurring adjustments which are, in the opinion of management, necessary for the fair statement of the results for the interim periods.

2.    RELATED PARTY TRANSACTIONS

      As a NovaCare subsidiary, the Company entered into several arrangements where other NovaCare subsidiaries charged fees for services that those subsidiaries provided to the Company.

      Upon a change of control of the Company, certain of these arrangements may be voided and the Company will no longer be subject to these fees. The Company will, however, be responsible for obtaining independent financing and will incur selling, general and administrative expenses related to the provision of these services.

      The following is a listing of the related party transactions reflected in the historical financial statements of the Company.

TRADEMARKS

      The Company is charged a fee equal to a percentage of revenues for the use of the "NovaCare" name and trademark. Fees are paid to the Parent on a quarterly basis in accordance with the trademark agreement.

ADVANCES AND FINANCING ARRANGEMENTS

      The Company participated in the Parent's centralized cash management system to finance operations and acquisitions. The Company's cash deposits are transferred to the Parent on a daily basis. The Parent funds the Company's disbursement bank accounts as required. When disbursements exceed deposits, the Parent advances the difference to the Company through an interest-free accrued liability account. Assuming a LIBOR plus 1.5% borrowing rate, which approximates the Parent's borrowing rate, interest expense on net advances from the Parent would have been $702, $2,149, $6,424, $4,483 and $5,732 for the years ended June 30, 1996, 1997 and 1998 and for the nine-month periods ended March 31, 1998 and 1999 (unaudited), respectively.

      In addition, certain advances from the Parent to the Company are funded through a line of credit arrangement. The annual interest rate on the line of credit is the prime rate of the Parent's lending bank plus 1.5% on the daily outstanding balance. Interest due to the Parent is paid quarterly in accordance with the loan agreement.

ALLOCATED SELLING, GENERAL AND ADMINISTRATIVE

      The Parent has historically provided leased office space at the Parent's headquarters and certain selling, general and administrative services to the Company including shared management, legal, information systems, finance, and human resources. These expenses were allocated to the Company based on net revenues, specific utilization, or other methods which management of the Company believes to be reasonable.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997 AND 1998
                                (IN THOUSANDS)

      The expenses allocated to the Company for these services are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent entity that had managed these functions or if the Company contracted for these services with an independent third party.

INCOME TAXES

      The Company is included in the consolidated Federal income tax return of the Parent. All tax payments are made by the Parent on behalf of the Company. The Company includes the liability for tax payments in its accrued liability account with the Parent. Current and deferred tax expense, included in these statements, was calculated as if the Company had filed separate income tax returns.

      Under a tax sharing agreement with the Parent, the Company is entitled to the tax benefits, attributable to the Company's losses, which are used in the Parent's consolidated return.

BENEFITS AND PAYROLL SERVICE FEES

      Beginning in February 1997, the Company contracted with NovaCare Employee Services, Inc. to provide payroll and benefit management administration (the "Contract"). For services received, the Company is charged a fee that includes an allowance for selling general and administrative expenses.

3.    PROVISION FOR RESTRUCTURE

      The following table sets forth the Company's provision for restructure for the year ended June 30, 1996. There was no provision for restructure in fiscal 1997, 1998 or in the nine-month period ended March 31, 1999.

Productivity and cost reduction programs:
Employee severance costs.............................................  $  164
Lease terminations...................................................     780
Asset write-offs, net of estimated sale proceeds.....................     121
Other................................................................     412
                                                                       ------
Total provision......................................................  $1,477
                                                                       ======


      The 1996 productivity and cost reduction programs pertained to the consolidation and reorganization of the Company's operations and certain administrative functions. As of June 30, 1998, the reorganization was substantially complete.

A schedule of the Company's reserves for restructure is as follows:


                                                                                                      Nine Months
                                                                For the Years Ended June 30,        Ended March 31,
                                                                ----------------------------        ---------------
                                                                 1996        1997        1998         1998        1999
                                                              ---------   ---------   ---------    ---------   ---------
                                                                                                  (Unaudited) (Unaudited)
Beginning balance...........................................  $   728      $   588     $ 1,304     $ 1,304     $   235
Provision for restructure...................................    1,477           --          --                      --
Proceeds from sale of assets................................                 3,519          --                      --
Payments and other reductions...............................   (1,617)      (2,803)     (1,069)       (769)         --
                                                              --------     --------    --------    --------    ---------
Ending balance..............................................  $   588      $ 1,304     $   235     $   535     $   235
                                                              ========     ========    ========    ========    ========

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997 AND 1998
                                (IN THOUSANDS)

4.    ACQUISITION TRANSACTIONS

      During the years ended June 30, 1997 and 1998, the Company acquired 33 and 42 businesses, respectively. There were no acquisitions during the nine-month period ended March 31, 1999. The following unaudited pro forma consolidated results of operations of the Company give effect to each of the fiscal 1997 and 1998 acquisitions as if they occurred on July 1, 1996:

                                                                     Year Ended June 30,
                                                                     -------------------
                                                                       1997         1998
                                                                       ----         ----
Net revenues......................................................   $270,102    $278,209
Net income........................................................      4,992        (242)

      The above pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions been made as of July 1, 1996, or the results that may occur in the future.

      Information with respect to businesses acquired in purchase transactions was as follows (the allocation for fiscal 1998 acquisitions is preliminary):

                                                                         As of June 30,
                                                                     -----------------------
                                                                       1997         1998
                                                                       ----         ----
Excess cost of net assets acquired.................................  $  194,554  $  279,583
Less: accumulated amortization.....................................     (14,119)    (20,717)
                                                                     ----------- -----------
                                                                     $  180,435  $  258,866
                                                                     =========== ===========


                                                                                                   Year Ended June 30,
                                                                                                   -------------------
                                                                                                    1997         1998
                                                                                                    ----         ----
Cash paid (net of cash acquired)..............................................................   $  80,469     $ 52,191
Notes issued..................................................................................      29,133       25,879
Other consideration...........................................................................                      116
                                                                                                 ---------     ---------
                                                                                                  109,602        78,186
Fair value of assets acquired, principally accounts receivable and property and
   equipment..................................................................................      7,552         6,393
                                                                                                 ---------     ---------
Cost in excess of fair value of net assets acquired...........................................   $102,050      $ 71,793
                                                                                                 =========     =========


      Certain purchase agreements require additional payments if specific financial targets are met. Aggregate contingent payments in connection with these acquisitions at June 30, 1998 and at March 31, 1999 (unaudited) of approximately $30,005 and $20,163, respectively have not been included in the initial determination of cost of the businesses acquired since the amount of such contingent consideration that may be paid in the future, if any, is not presently determinable. In connection with businesses acquired in prior years, the Company paid $1,267, $745, $5,023, $3,840 and $6,665 in cash in fiscal years ended June 30, 1996, 1997 and 1998, and the nine-month periods ended March 31, 1998 and 1999 (unaudited) respectively, and also the Parent issued 61 and 51 shares of its common stock on behalf of the Company during fiscal years ended June 30, 1996 and 1997, respectively. In fiscal 1998 and in the nine-month period ended March 31, 1999, no stock was issued on behalf of the Company.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997 AND 1998
                                (IN THOUSANDS)

5.    INVENTORIES

      Inventories consisted of the following:

                                                                                                                 As of
                                                                                           As of June 30,      March 31,
                                                                                           --------------      ---------
                                                                                           1997       1998       1999
                                                                                           ----       ----       ----
                                                                                                              (Unaudited)
Materials and supplies..................................................................   $12,569   $21,540    $27,084
Work in process.........................................................................     4,509    10,840     12,112
Finished goods..........................................................................     1,372     3,299      3,680
                                                                                           --------  --------   --------
                                                                                           $18,450   $35,679    $42,876
                                                                                           ========  ========   ========



6.    PROPERTY AND EQUIPMENT

      The components of property and equipment were as follows:

                                                                                                                 As of
                                                                                           As of June 30,      March 31,
                                                                                           --------------      ---------
                                                                                           1997       1998       1999
                                                                                           ----       ----       ----
                                                                                                              (Unaudited)
Land and buildings.....................................................................   $ 2,681    $   703    $   703
Property, equipment and furniture......................................................    12,202     16,620     18,847
Leasehold improvements.................................................................     5,317      7,749     10,267
                                                                                          --------   --------   --------
                                                                                           20,200     25,072     29,817
Less: accumulated depreciation and amortization........................................    (8,113)   (11,923)   (15,980)
                                                                                          --------   --------   --------
                                                                                          $12,087    $13,149    $13,837
                                                                                          ========   ========   ========


      Depreciation expense, including depreciation expense allocated by the Parent, for the fiscal years 1996, 1997, and 1998 and for the nine months ended March 31, 1998 and 1999 (unaudited) was $2,697, $2,797, $3,951, $2,807 and $3,248, respectively.

7.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES -- THIRD PARTIES

      Accounts payable and accrued expenses are summarized as follows:


                                                                                                                 As of
                                                                                           As of June 30,      March 31,
                                                                                           --------------      ---------
                                                                                           1997       1998       1999
                                                                                           ----       ----       ----
                                                                                                              (Unaudited)
Accounts payable.......................................................................   $ 3,241    $ 3,848    $ 7,980
Accrued compensation and benefits......................................................     4,072      3,934      4,455
Accrued contingent purchase price......................................................     2,523      4,712      4,233
Accrued interest.......................................................................       472      2,025      1,445
Accrued costs of productivity and cost improvement programs............................     1,304        235        235
Other..................................................................................     1,918      4,410        964
                                                                                          --------   --------   --------
                                                                                          $13,530    $19,164    $19,312
                                                                                          ========   ========   ========

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997 AND 1998
                                (IN THOUSANDS)

8.    FINANCING ARRANGEMENTS

      Financing arrangements consisted of the following:


                                                                                                                 As of
                                                                                           As of June 30,      March 31,
                                                                                           --------------      ---------
                                                                                           1997       1998       1999
                                                                                           ----       ----       ----
                                                                                                              (Unaudited)
Line of credit-- related party, due November 30, 1999...............................      $ 57,894   $ 83,029   $ 82,854
Subordinated promissory notes (6% to 9%), payable through 2007......................        35,206     50,328     39,863
Other       .                                                                                  205      5,404        814
                                                                                          ---------  ---------  ---------
                                                                                            93,305    138,761    123,531
Less: current portion...............................................................        (8,871)   (18,079)   (96,018)
                                                                                          ---------  ---------  ---------
                                                                                          $ 84,434   $120,682   $ 27,513
                                                                                          =========  =========  =========


      Subordinated promissory notes consist primarily of notes to former owners of businesses acquired. Carrying value of the notes approximates fair value.

      Financing arrangements with related party is comprised of a line of credit with NovaCare. The Company periodically draws from the line and is charged interest at a rate of the Parent's lending bank's prime rate plus 1.5% on the daily outstanding balance (See Note 2). The interest rates charged to the Company at June 30, 1998 and March 31, 1999 (unaudited) were 10.00% and 9.25%, respectively.

      At June 30, 1998, aggregate annual maturities of financing arrangements were as follows for the next five fiscal years and thereafter:

            FISCAL YEAR
            -----------
            1999....................................................................   $ 18,079
            2000....................................................................     95,725
            2001....................................................................     10,019
            2002....................................................................      7,980
            2003....................................................................      5,252
            Thereafter..............................................................     1,706
                                                                                       --------
                                                                                       $138,761


      Interest paid on debt during the fiscal years 1996, 1997 and 1998 and during the nine months ended March 31, 1998 and 1999 (unaudited) was $4,096, $10,857, $8,805, $6,858 and $8,871, respectively.

9.    LEASES

      The Company rents office and clinical space, transportation and therapy equipment under non-cancelable operating leases.

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997 AND 1998

                                (IN THOUSANDS)

      Future minimum lease commitments for all non-cancelable leases as of June 30, 1998, the most recent period for which the information is available are as follows:

                                                                                          Operating
            Fiscal Year                                                                    Leases
            -----------                                                                   ---------
            1999........................................................................   $13,974
            2000........................................................................    10,379
            2001........................................................................     8,780
            2002........................................................................     5,556
            2003........................................................................     2,813
            Thereafter..................................................................     1,042
                                                                                            ------
            Total minimum lease payments................................................   $42,544
                                                                                           =======


10.   INCOME TAXES

      The components of income tax expense were as follows:

                                                                                                      Nine Months
                                                                For the Years Ended June 30,        Ended March 31,
                                                                ----------------------------        ---------------
                                                                 1996        1997        1998         1998        1999
                                                              ---------   ---------   ---------    ---------   ---------
                                                                                                  (Unaudited) (Unaudited)
Current:
     Federal........ .......................................  $(1,558)     $ 1,522     $(1,134)    $  (971)    $   300
     State..................................................      200          900         586         271         900
                                                              --------     --------    --------    --------    --------
                                                               (1,358)       2,422        (548)       (700)      1,200
                                                              --------     --------    --------    --------    --------
Deferred:
     Federal................................................       60          (49)      2,273       1,170       1,053
     State..................................................       17          (14)        647         329         300
                                                              --------     --------    --------    --------    --------
                                                                   77          (63)      2,920       1,499       1,353
                                                              --------     --------    --------    --------    --------
                                                              $(1,281)     $ 2,359     $ 2,372     $   799     $ 2,553
                                                              ========     ========    ========    ========    ========


      The components of net deferred tax assets (liabilities) as of June 30, 1997 and 1998 and March 31, 1999 were as follows:

                                                                                                                  As of
                                                                                            As of June 30,       March 31,
                                                                                            --------------       ---------
                                                                                            1997      1998        1999
                                                                                            ----      ----        ----
                                                                                                               (Unaudited)
Accruals and reserves not currently deductible for tax purposes                            $1,088    $   278     $   278
Restructure reserves....................................................................      571         --          --
Other...................................................................................      410        267         267
                                                                                           -------
     Gross deferred tax assets..........................................................    2,069        545         545
                                                                                           -------
Depreciation and capital leases.........................................................   (1,922)    (3,478)     (4,831)
Other, net..............................................................................     (160)        --          --
                                                                                           -------
     Gross deferred tax liabilities.....................................................   (2,082)    (3,478)     (4,831)
                                                                                           -------
     Net deferred tax asset (liability).................................................   $  (13)   $(2,933)    $(4,286)
                                                                                           =======   ========    ========

           NOVACARE ORTHOTICS AND PROSTHETICS, INC. AND SUBSIDIARIES
                 (A WHOLLY-OWNED SUBSIDIARY OF NOVACARE, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE FISCAL YEARS ENDED JUNE 30, 1996, 1997 AND 1998

                                (IN THOUSANDS)

      The reconciliation of the expected tax expense (computed by applying the federal statutory tax rate to income before income taxes) to actual tax expense was as follows:

                                                                                                      Nine Months
                                                                For the Years Ended June 30,        Ended March 31,
                                                                ----------------------------        ---------------
                                                                 1996        1997        1998         1998        1999
                                                              ---------   ---------   ---------    ---------   ---------
                                                                                                  (Unaudited) (Unaudited)
Expected federal income tax expense........................   $  (788)     $ 1,181     $  (163)    $  (987)    $   520
State income taxes, less federal benefit...................       334          660         543         390         780
Non-deductible nonrecurring items..........................        31          113          56          42          42
Non-deductible amortization of excess cost of net assets
   acquired................................................       564          988       1,452       1,089       1,208
Other, net.................................................    (1,422)        (583)        484         265           3
                                                              --------
                                                              $(1,281)     $ 2,359     $ 2,372     $   799     $ 2,553
                                                              ========     ========    ========    ========    ========


11.   BENEFIT PLANS

RETIREMENT PLANS

      Through the Parent, the Company participates in defined contribution 401(k) plans covering substantially all of its employees. The Company's portion of contributions made to the plans by the Parent for fiscal 1996, 1997 and 1998 for the nine-months ended March 31, 1998 and 1999 (unaudited) and were $516, $471, $712, $512 and $634, respectively.

STOCK OPTION PLANS

      Certain employees of the Company participate in the Parent's stock option plans. Under the plans, substantially all options are granted for a term of up to 10 years at prices equal to the fair market value at the date of grant. Upon a change of control, options vest immediately and no further liability would accrue to either the Company or the Parent.

12. COMMITMENTS AND CONTINGENCIES

      The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not have a materially adverse effect on the financial position or results of operations of the Company.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The following Unaudited Pro Forma Consolidated Financial Statements (as defined below) of the Company are based on Hanger's historical financial statements for the year ended December 31, 1998 contained in its Annual Report on Form 10-K for the year then ended and quarters ended March 31, 1998 and 1999 contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and NovaCare O&P's historical financial statements appearing elsewhere in this report, as adjusted to illustrate the estimated effects of the Acquisition, related financing transactions and other acquisitions by Hanger and NovaCare O&P during the periods presented, and reclassifications to NovaCare O&P financial statements to conform with Hanger's calendar year presentation and financial statement classifications. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Unaudited Pro Forma Consolidated Financial Statements and accompanying notes should be read in conjunction with the above-referenced historical financial statements of Hanger and NovaCare O&P.

      The Unaudited Pro Forma Consolidated Financial Statements have been prepared to give effect to the Acquisition and related financing transactions, including the offering of 11 1/4% Senior Subordinated Notes, and the application of the net proceeds therefrom, as if such transactions had occurred as of January 1, 1998 for the consolidated statements of operations (collectively, the "Unaudited Pro Forma Consolidated Statements of Operations"), and as of March 31, 1999 for the consolidated balance sheet (the "Unaudited Pro Forma Consolidated Balance Sheet" and, together with the Unaudited Pro Forma Consolidated Statements of Operations, the "Unaudited Pro Forma Consolidated Financial Statements"). The Acquisition will be treated as a purchase for financial accounting purposes.

      The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of what the Company's financial position or results of operations would actually have been had the Acquisition been completed on such date or at the beginning of the periods indicated or to project the Company's results of operations for any future period.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             AS OF MARCH 31, 1999

                                                            Hanger         Novacare
                                                          Orthopedic     Orthotics and      Pro Forma
                                                          Group, Inc.    Prosthetics, Inc.   Adjustments       Pro Forma(7)
                                                         -------------   -----------------  ------------      -------------
                       ASSETS
Current Assets:
     Cash and cash equivalents.......................    $  4,982,406    $  1,150,000      $ (2,632,406)(1)   $  3,500,000
     Accounts receivable, net........................      40,511,291      66,086,000                --        106,597,291
     Inventories.....................................      17,487,818      42,876,000                --         60,363,818
     Prepaids and other assets.......................       5,433,884       6,262,000                --         11,695,884
     Deferred income taxes...........................       4,497,724         268,000                --          4,765,724
                                                         -------------   -------------     -------------      -------------
Total Current Assets.................................      72,913,123     116,642,000        (2,632,406)       186,922,717
                                                         -------------   -------------     -------------      -------------
     Property, plant and equipment,
        net..........................................      23,106,474      13,837,000                --         36,943,474
     Intangible assets, net..........................     114,011,549     256,899,000        99,765,000 (2)    470,675,549
     Other assets....................................         978,943       1,826,000                --          2,804,943
                                                         -------------   -------------     -------------      -------------
Total Assets.........................................    $211,010,089    $389,204,000      $ 97,132,594       $697,346,683
                                                         =============   =============     =============      =============
                     LIABILITIES
Current Liabilities:
     Current portion of long-term debt                   $  4,097,338    $ 96,018,000      $(85,354,000)(3)  $  14,761,338
     Accounts payable................................       5,189,337     119,585,000      (110,512,000)(3)     14,262,337
     Accrued expenses and other......................       6,641,961       6,877,000                --         13,518,961
     Customer deposits...............................         933,739              --                --            933,739
     Accrued wages and payroll taxes                        5,910,858       4,455,000                --         10,365,858
     Deferred revenue................................         292,368              --                --            292,368
                                                         -------------   -------------     -------------      -------------
Total Current Liabilities............................      23,065,601     226,935,000      (195,866,000)        54,134,601
                                                         -------------   -------------     -------------      -------------
     Long-term debt..................................      13,698,506      27,513,000       362,429,594 (4)    403,641,100
     Deferred income taxes...........................       5,222,766       4,831,000                --         10,053,766
     Other liabilities...............................       2,228,289         494,000                --          2,722,289
                                                         -------------   -------------     -------------      -------------
Total Liabilities....................................      44,215,162     259,773,000       166,563,594        470,551,756
                                                         -------------   -------------     -------------      -------------
Mandatorily Redeemable Preferred
   Stock, Class F....................................              --              --                --                 --
7% Redeemable Preferred Stock........................              --              --        60,000,000 (5)     60,000,000
                SHAREHOLDERS' EQUITY
     Common stock....................................         189,739              --                --            189,739
     Additional paid in capital......................     146,089,640              --                --        146,089,640
     Retained Earnings...............................      21,171,110              --                --         21,171,110
     NovaCare, Inc., net investment                                       129,431,000      (129,431,000)(6)             --
                                                         -------------   -------------     -------------      -------------
                                                          167,450,489     129,431,000      (129,431,000)       167,450,489
     Treasury Stock..................................        (655,562)                                            (655,562)
                                                         -------------   -------------     -------------      -------------
Total Shareholders' Equity...........................     166,794,927     129,431,000      (129,431,000)       166,794,927
                                                         -------------   -------------     -------------      -------------
Total Liabilities and Shareholders'
   Equity............................................    $211,010,089    $389,204,000      $ 97,132,594       $697,346,683
                                                         =============   =============     =============      =============


                                     F-16


(1) Reflects $850,000 of additional NovaCare O&P cash required to be on hand at closing and the use of $3,482,406 of Hanger cash to be used to finance a portion of the Acquisition and related fees and expenses.
(2)   Reflects excess of NovaCare purchase price over net assets acquired.
(3) Adjusts for net liabilities not assumed by the Company, and the refinancing of Hanger's revolver of $2,500,000.
(4)   Represents  debt incurred in connection with the acquisition of NovaCare
      O&P:

      Tranche A Term Facility.................................. $ 100,000,000
      Tranche B Term Facility..................................   100,000,000
      Notes....................................................   150,000,000
      Revolving Credit Facility................................    12,429,594
                                                                -------------
                                                                $ 362,429,594
                                                                =============

(5) Reflects the issuance of Preferred Stock in conjunction with the acquisition of NovaCare O&P.
(6) Eliminates NovaCare's ownership interest in NovaCare O&P being acquired by Hanger.
(7) Excludes potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1998

                                               Hanger           Novacare          Other
                                             Orthopedic      Orthotics and       Acquired          Pro Forma           Pro Forma
                                             Group, Inc.     Prosthetics Inc.*   Companies(1)     Adjustments          (13)(14)
                                            --------------   --------------     --------------  --------------      --------------
Net sales..............................     $ 187,870,312    $ 273,995,445      $  33,574,693   $  (3,023,256)(2)   $ 492,417,194
Cost of products & services sold.......        92,903,145      140,794,133         15,765,998      (2,632,079)(2)     246,283,570
                                                                                                     (547,627)(3)
                                            --------------   --------------     --------------  --------------      --------------
Gross profit...........................        94,967,167      133,201,312         17,808,695         156,450         246,133,624
Selling, general & administrative......        63,512,051      106,304,951         11,806,001      (1,847,046)(3)     160,550,089
                                                                                                      (24,344)(4)
                                                                                                  (16,105,625)(5)
                                                                                                   (3,095,899)(6)
Depreciation & amortization............         5,781,754       11,597,865            831,461          52,569 (7)      21,004,286
                                                                                                    2,740,637 (8)
                                            --------------   --------------     --------------  --------------      --------------
Income from operations.................        25,673,362       15,298,496          5,171,233      18,436,158          64,579,249
Interest expense, net..................        (1,902,315)     (11,300,871)          (115,438)      8,172,068 (4)     (43,265,599)
                                                                                                   (2,471,936)(9)
                                                                                                  (35,647,107)(10)
Other expense, net.....................          (315,337)        (182,948)           (48,853)         (8,153)(4)        (555,291)
                                            --------------   --------------     --------------  --------------      --------------
Income before taxes....................        23,455,710        3,814,677          5,006,942     (11,518,970)         20,758,359
Provision (benefit) for income taxes...         9,616,000        4,171,000             50,631      (5,326,704)(11)      8,510,927
                                            --------------   --------------     --------------  --------------      --------------
Net income (loss)......................     $  13,839,710    $    (356,323)     $   4,956,311   $  (6,192,266)      $  12,247,432
                                            ==============   ==============     ==============  ==============      ==============
Diluted income per common share (12)...     $        0.75                                                           $        0.66
                                            ==============                                                          ==============
Shares used to compute diluted income per
  common share.........................        18,515,567                                                              18,653,020
                                            ==============                                                          ==============

 ----------
* The historical statement of operations data for NovaCare O&P, as adjusted to conform with Hanger's financial statement classifications. Adjustments primarily relate to the following reclassifications:

            o Administrative salary expense of $20.2 million, rent expense of $13.2 million and other administrative expenses of $23.0 million reclassified from cost of products and services sold to selling, general & administrative expense.

            o     Depreciation  and  amortization   expense  of  $3.6  million
                  reclassified from cost of products and services sold to depreciation & amortization expense.

            o Royalty fee expense of $16.1 million reclassified from other expense to selling, general & administrative expense.

(1) Other Acquired Companies (along with NovaCare O&P, the "Acquired Companies") for the year ended December 31, 1998 represent the results of operations of such companies from January 1, 1998 to the earlier of their respective dates of acquisition or December 31, 1998. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of the Company from the date of its acquisition.

Results of operations of the companies acquired by Hanger during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies (Hanger)") prior to their acquisition dates for the periods presented are as follows:

     Company                                                           Acquired as of        Net Sales     Net Income (Loss)
     -------                                                           --------------        ---------    -----------------
     Wayne Rosen.................................................... January 14, 1998      $     38,061     $     (1,964)
     NOPS........................................................... March 4, 1998            1,069,662         (156,803)
     Teufel......................................................... March 31, 1998           1,005,452           16,711
     Hattiesberg.................................................... April 30, 1998             117,156           34,405
     Augusta Brace.................................................. May 15, 1998               219,584          (30,344)
     P&O Rehab. Tech................................................ June 11, 1998              238,772           (2,997)
     Associated O&P................................................. June 19, 1998              574,856           98,858
     Orthotics Techniques........................................... July 17, 1998              180,650           16,120
     Seattle Limb System............................................ August 1, 1998           9,859,000        2,707,000
     Advanced Prosthetics........................................... September 25, 1998       1,145,518          549,792
     Orthopedic Services............................................ September 30, 1998       1,949,068          364,438
     Fessenden O&P.................................................. November 13, 1998        1,220,622          399,168
     Baltimore Orthotics............................................ December 1, 1998         1,015,829           71,084
     Manasota Orthopedic............................................ December 4, 1998           340,642          (24,682)
     OST Patient Advocates.......................................... December 11, 1998          585,161            2,092
     Thornton Orthopedic............................................ January 5, 1999            934,586           39,679
     Carolina....................................................... January 6, 1999          1,551,188          397,002
     Universal O&P.................................................. January 29, 1999           821,677           (7,766)
     Medical Center Brace........................................... February 12, 1999        3,736,592           50,143
                                                                                           -------------    -------------
          Total.....................................................                       $ 26,604,076     $  4,521,936
                                                                                           =============    =============


Results of operations of the companies acquired by NovaCare O&P during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies (NovaCare O&P)") prior to their acquisition dates for the periods presented are as follows:


     Company                                                           Acquired as of        Net Sales     Net Income (Loss)
     -------                                                           --------------        ---------    -----------------
     Kroll's........................................................ January 1, 1998       $         --     $         --
     Atlanta Prosthetics............................................ January 1, 1998                 --               --
     TD Rehab Systems............................................... January 1, 1998                 --               --
     Shamp Prosthetics-Orthotics.................................... January 1, 1998                 --               --
     Cajon Orthotics & Prosthetics.................................. January 1, 1998                 --               --
     Cahill Orthopedic Laboratory................................... February 1, 1998           138,793            4,324
     CPO Prosthetics and Orthotics.................................. February 1, 1998           392,244          (24,025)
     Kessler Associates............................................. March 1, 1998              126,000           10,858
     University O&P Consultants..................................... April 1, 1998              381,332          (23,708)
     Advanced Orthopedic Systems.................................... May 1, 1998                167,601              642
     Central Valley Prosthetics & Orthotics......................... May 1, 1998                133,230           48,204
     Meadowbrook Orthopedics........................................ May 1, 1998                318,438            9,590
     O.S. Orthotics & Prosthetics................................... May 1, 1998                266,246           75,861
     Binghamton Limb & Brace........................................ June 1, 1998               726,183           96,737
     Stockton Orthopedic............................................ June 1, 1998               445,561           24,127
     Protech O&P Center............................................. June 1, 1998               636,632           41,383
     American Rehabilitation Systems................................ June 1, 1998               362,343            8,663
     Orthopedic Laboratories........................................ June 1, 1998               201,111           10,748
     Columbus Orthopaedic Prosthetic &
       Orthotic Center.............................................. June 1, 1998               906,163           57,095
     Tuscon Limb & Brace............................................ June 1, 1998             1,078,530           45,849
     Physical Restoration Laboratories.............................. June 1, 1998               690,210           48,027
                                                                                           -------------    -------------
          Total.....................................................                       $  6,970,617     $    434,375
                                                                                           =============    =============

(2) Reflects the elimination of profit on intercompany sales during the period presented. Net sales and cost of products & services sold have been reduced by $3,023,256 and $2,632,079, respectively.

(3) Reflects a net reduction in cost of products and services sold and selling, general and administrative expense of $547,627 and $1,847,046, respectively, for employee and practitioner salaries of the Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with the Company.

                                                                                              Year Ended
            Company                                                                        December 31, 1998
            -------                                                                        -----------------
            Other Acquired Companies (Hanger)...........................................       $ 1,552,171
            Other Acquired Companies (NovaCare O&P).....................................           842,502
                                                                                               -----------
                Total...................................................................       $ 2,394,673
                                                                                               ===========


(4) Adjustments to selling, general and administrative expense, interest expense and other income to reflect the elimination of historical income and expense generated from assets not acquired and/or liabilities not assumed:

                                                                              Selling,
                                                                             general and     Interest
            Company                                                         Administrative    expense      Other
            -------                                                         --------------   --------      -----
            NovaCare O&P..................................................     $      -     $ 8,090,290   $     -
            Other Acquired Companies (Hanger).............................       10,074          18,115     8,153
            Other Acquired Companies (NovaCare O&P).......................       14,270          63,663         -
                                                                               --------     -----------   -------
                Total.....................................................     $ 24,344     $ 8,172,068   $ 8,153
                                                                               ========     ===========   =======


(5) Adjustment to reduce selling, general and administrative expense by the royalty fee of $16,105,625 charged by NovaCare, Inc. to NovaCare O&P.

(6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $3,095,899 previously allocated to Novacare O&P for personnel provided by a subsidiary of NovaCare.

(7) Reflects increases in historical amounts of the Acquired Companies for amortization expense resulting from non-compete agreements signed in connection with acquisitions, as follows:

                                                                                              Year Ended
            Company                                                                        December 31, 1998
            -------                                                                        -----------------
            Other Acquired Companies (Hanger)...........................................       $ 52,569


(8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                                                              Year Ended
            Company                                                                        December 31, 1998
            -------                                                                        -----------------
            NovaCare O&P................................................................       $ 2,020,192
            Other Acquired Companies (Hanger)...........................................           580,827
            Other Acquired Companies (NovaCare O&P).....................................           139,618
                                                                                                  --------
                Total...................................................................       $ 2,740,637
                                                                                               ===========


(9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1998. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects the Company's approximate borrowing rate.

                                                                                              Year Ended
            Company                                                                        December 31, 1998
            -------                                                                        -----------------
            Other Acquired Companies (Hanger)...........................................       $ 2,072,700
            Other Acquired Companies (NovaCare O&P).....................................           399,236
                                                                                                  --------
               Total....................................................................       $ 2,471,936
                                                                                               ===========

(10) Represents the interest expense on the financing for the Acquisition as of the beginning of the period presented :

    Source                                                           Amount      Interest Rate    Interest
    ------                                                           ------      -------------    --------
    Revolving Credit Facility.....................................$ 12,429,594      8.16%       $ 1,452,107(a)
    Tranche A Term Facility....................................... 100,000,000      8.16%         8,160,000
    Tranche B Term Facility....................................... 100,000,000      9.16%         9,160,000
    Notes......................................................... 150,000,000     11.25%        16,875,000
                                                                                                -----------
                                                                                                $35,647,107
                                                                                                ===========

 ----------
      (a) Interest expense includes $437,852 related to the unused portion not borrowed under the Revolving Credit Facility.

      An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $265,000 for the twelve months ended December 31, 1998.

(11) To reflect income taxes as if the Company and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of 41%.

(12) Historical and pro forma diluted income per share is computed by dividing net income adjusted for preferred stock dividends by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

      If approved by the Company's stockholders in the future, the Company may, at its option, make the 7% Redeemable Preferred Stock convertible into the Company's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, pro forma EPS would decrease from $0.66 to $0.55.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to Novacare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

            Employee terminations............................................................... $  6,358,176
            Closure of NovaCare O&P facilities..................................................      747,576
            Elimination of corporate allocations of parent of NovaCare O&P                            970,797
                                                                                                 ------------
                                                                                                 $  8,076,549
                                                                                                 ============

            EBITDA.............................................................................. $ 85,583,535
            Adjusted EBITDA..................................................................... $ 93,660,084
            Net income.......................................................................... $ 12,247,432
            Adjusted net income................................................................. $ 20,323,981
            EPS................................................................................. $       0.66
            Adjusted EPS........................................................................ $       1.09
            Reported EPS........................................................................ $       0.75

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                               Hanger           Novacare          Other
                                             Orthopedic      Orthotics and       Acquired          Pro Forma           Pro Forma
                                             Group, Inc.     Prosthetics Inc.*   Companies(1)     Adjustments          (13)(14)
                                            --------------   --------------     --------------  --------------      --------------
Net sales.................................. $  40,750,018    $  62,930,280      $  15,313,025   $  (1,391,929)(2)   $ 117,601,394
Cost of products & services sold               21,303,131       31,105,257          7,395,142      (1,351,882)(2)      58,062,474
                                                                                                     (389,174)(3)
                                            --------------   --------------     --------------  --------------      --------------
Gross profit..............................     19,446,887       31,825,023          7,917,883         349,127          59,538,920
Selling, general & administrative              14,729,001       27,024,656          5,682,570        (875,901)(3)      42,486,807
                                                                                                      (13,791)(4)
                                                                                                   (3,829,500)(5)
                                                                                                     (230,228)(6)
Depreciation & amortization................     1,259,983        2,638,838            366,379          21,015 (7)       5,309,466
                                                                                                    1,023,251 (8)
                                            --------------   --------------     --------------  --------------      --------------
Income from operations.....................     3,457,903        2,161,529          1,868,934       4,254,281          11,742,647
Interest expense, net......................      (614,822)      (2,862,218)           (51,832)      2,046,587 (4)     (11,539,735)
                                                                                                   (1,145,673)(9)
                                                                                                   (8,911,777)(10)
Other income (expense), net................        30,345          (30,173)            20,837          (4,832)(4)          16,177
                                            --------------   --------------     --------------  --------------      --------------
Income (loss) before taxes.................     2,873,426         (730,862)         1,837,939      (3,761,414)            219,089
Provision (benefit) for income taxes.......     1,178,000          342,000             12,504      (1,442,678)(11)         89,826
                                            --------------   --------------     --------------  --------------      --------------
Net income (loss).......................... $   1,695,426    $  (1,072,862)     $   1,825,435   $  (2,318,736)      $     129,263
                                            ==============   ==============     ==============  ==============      ==============
Diluted income (loss) per common
  share (12)............................... $        0.10                                                           $        0.01
                                            ==============                                                          ==============
Shares used to compute diluted
  income per common share..................    17,081,983                                                              17,146,267
                                            ==============                                                          ==============

 ----------

* The historical statements of operations data for Novacare O&P, as adjusted to conform with Hanger's financial statement classifications. Adjustments primarily relate to the following reclassifications:

            o Administrative salary expense of $4.4 million, rent expense of $3.2 million and other administrative expenses of $7.0 million reclassified from cost of products and services sold to selling, general & administrative expense.

            o     Depreciation  and  amortization   expense  of  $0.8  million
                  reclassified from cost of products and services sold to depreciation & amortization expense.

            o Royalty fee expense of $3.8 million reclassified from other expense to selling, general & administrative expense.

(1)   Other  Acquired  Companies  (along  with  NovaCare  O&P,  the  "Acquired
      Companies") for the three months ended March 31, 1998 represent the results of operations of such companies from January 1, 1998 to the earlier of their respective dates of acquisition or March 31, 1998. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of the Company from the date of its acquisition.

      Results of operations of the companies acquired by Hanger during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies (Hanger)") prior to their acquisition dates for the periods presented are as follows:


     Company                                                           Acquired as of        Net Sales     Net Income (Loss)
     -------                                                           --------------        ---------    -----------------
    Wayne Rosen..................................................    January 14, 1998      $     38,061     $   (1,964)
    NOPS.........................................................    March 4, 1998            1,069,662       (156,803)
    Teufel.......................................................    March 31, 1998           1,005,452         16,711
    Hattiesberg..................................................    April 30, 1998              87,867         25,804
    Augusta Brace................................................    May 15, 1998               146,389        (20,229)
    P&O Rehab. Tech..............................................    June 11, 1998              132,651         (1,665)
    Associated O&P...............................................    June 19, 1998              304,336         52,337
    Orthotics Techniques.........................................    July 17, 1998               82,114          7,055
    Seattle Limb System..........................................    August 1, 1998           4,165,775      1,143,803
    Advanced Prosthetics.........................................    September 25, 1998         384,689        184,632
    Orthopedic Services..........................................    September 30, 1998         642,550        120,144
    Fessenden O&P................................................    November 13, 1998          346,549        113,328
    Baltimore Orthotics..........................................    December 1, 1998           272,909         19,097
    Manasota Orthopedic..........................................    December 4, 1998            90,703         (6,572)
    OST Patient Advocates........................................    December 11, 1998          152,651        (38,760)
    Thornton Orthopedic..........................................    January 5, 1999            196,177          9,717
    Carolina.....................................................    January 6, 1999            376,576         90,808
    Universal O&P................................................    January 29, 1999           205,419         (1,942)
    Medical Center Brace.........................................    February 12, 1999          881,950          2,184
                                                                                           ------------     -----------
         Total...................................................                          $ 10,582,480     $ 1,557,685
                                                                                           ============     ===========

Results of operations of the companies acquired by NovaCare O&P during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies (NovaCare O&P)") prior to their acquisition dates for the periods presented are as follows:

     Company                                                           Acquired as of        Net Sales     Net Income (Loss)
     -------                                                           --------------        ---------    -----------------
    Kroll's........................................................  January 1, 1998       $         --     $       --
    Atlanta Prosthetics............................................  January 1, 1998                 --             --
    TD Rehab Systems...............................................  January 1, 1998                 --             --
    Shamp Prosthetics-Orthotics....................................  January 1, 1998                 --             --
    Cajon Orthotics and Prosthetics................................  January 1, 1998                 --             --
    Cahill Orthopedic Laboratory...................................  February 1, 1998           138,793          4,324
    CPO Prosthetics and Orthotics..................................  February 1, 1998           392,244        (24,025)
    Kessler Associates.............................................  March 1, 1998              126,000         10,858
    University O&P Consultants.....................................  April 1, 1998              381,332        (23,708)
    Advanced Orthopedic Systems....................................  May 1, 1998                125,701            481
    Central Valley Prosthetics & Orthotics.........................  May 1, 1998                 99,923         36,153
    Meadowbrook Orthopedics........................................  May 1, 1998                238,829          7,192
    O.S. Orthotics & Prosthetics...................................  May 1, 1998                199,685         56,896
    Binghamton Limb & Brace........................................  June 1, 1998               435,710         58,042
    Stockton Orthopedic............................................  June 1, 1998               267,337         14,476
    Protech O&P Center.............................................  June 1, 1998               381,979         24,830
    American Rehabilitation Systems................................  June 1, 1998               217,406          5,198
    Orthopedic Laboratories........................................  June 1, 1998               120,667          6,449
    Columbus Orthopaedic Prosthetic & Orthotic Center..............  June 1, 1998               543,698         34,257
    Tuscon Limb & Brace............................................  June 1, 1998               647,119         27,510
    Physical Restoration Laboratories..............................  June 1, 1998               414,122         28,817
                                                                                           ------------     -----------
         Total.....................................................                        $  4,730,545     $  267,750
                                                                                           ============     ===========

(2) Reflects the elimination of profit on intercompany sales during the period presented. Net sales and cost of products and services sold have been reduced by $1,391,929 and $1,351,882, respectively.

(3) Reflects a net reduction in cost of products and services sold and selling, general and administrative expense of $389,174 and $875,901, respectively, for employee and practitioner salaries of the Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with the Company.

                                                                                 Three Months Ended
            Company                                                               March 31, 1998
            -------                                                               --------------
            Other Acquired Companies (Hanger)...................................   $    666,346
            Other Acquired Companies (NovaCare O&P).............................        598,729
                                                                                   ------------
                Total...........................................................   $  1,265,075
                                                                                   ============


(4) Adjustments to selling, general and administrative expense, interest expense and other income to reflect the elimination of historical income and expense generated from assets not acquired and/or liabilities not assumed:

                                                                              Selling,
                                                                             general and     Interest
            Company                                                         Administrative    expense      Other
            -------                                                         --------------   --------      -----
            NovaCare O&P...................................................    $    --      $2,024,541    $    --
            Other Acquired Companies (Hanger)..............................      2,518         (18,088)     4,832
            Other Acquired Companies (NovaCare O&P)........................     11,273          40,134
                                                                               --------     -----------   -------
                Total......................................................    $13,791      $2,046,587    $ 4,832
                                                                               ========     ===========   =======


(5) Adjustment to reduce selling, general and administrative expense by the royalty fee of $3,829,500 charged by NovaCare, Inc. to NovaCare O&P.

(6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $230,228 previously allocated to NovaCare O&P for personnel provided by a subsidiary of NovaCare.

(7) Reflects increases in historical amounts of the Acquired Companies for amortization expense resulting from non-compete agreements signed in connection with acquisitions, as follows:

                                                                                 Three Months Ended
            Company                                                               March 31, 1998
            -------                                                               --------------
            Other Acquired Companies (Hanger)..................................... $ 21,015

(8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                                                 Three Months Ended
            Company                                                               March 31, 1998
            -------                                                               --------------
            NovaCare O&P...................................................        $  701,509
            Other Acquired Companies (Hanger)..............................           224,654
            Other Acquired Companies (NovaCare O&P)........................            97,088
                                                                                   -----------
                Total......................................................        $ 1,023,251
                                                                                   ===========


(9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1998. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects the Company's approximate borrowing rate.

                                                                                 Three Months Ended
            Company                                                               March 31, 1998
            -------                                                               --------------
            Other Acquired Companies (Hanger).............................         $   870,463
            Other Acquired Companies (NovaCare O&P).......................             275,210
                                                                                   ------------
                Total.....................................................         $ 1,145,673
                                                                                   ===========


(10) Represents the interest expense on the financing for the Acquisition as of the beginning of the period presented.

    Source                                                           Amount      Interest Rate    Interest
    ------                                                           ------      -------------    --------
    Revolving Credit Facility...............................      $ 12,429,594       8.16%      $   363,027(a)
    Tranche A Term Facility.................................       100,000,000       8.16%        2,040,000
    Tranche B Term Facility.................................       100,000,000       9.16%        2,290,000
    Notes...................................................       150,000,000      11.25%        4,218,750
                                                                                                -----------
        Total...............................................                                    $ 8,911,777
                                                                                                ===========

 ----------

            (a) Interest expense includes $109,463 related to the unused portion not borrowed under the Revolving Credit Facility.

      An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $66,000 for the three months ended March 31, 1998.

(11) To reflect income taxes as if the Company and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of 41%.

(12) Historical and pro forma diluted income per share, is computed by dividing net income adjusted for preferred stock dividends by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

If approved by the Company's stockholders in the future, the Company may, at its option, make the 7% Redeemable Preferred Stock convertible into the Company's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, there would be an immaterial impact on pro forma EPS.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to Novacare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

      Employee terminations.............................................................   $ 1,589,544
      Closure of NovaCare O&P facilities................................................       186,894
      Elimination of corporate allocations of parent of NovaCare O&P                           242,699
                                                                                           ------------
                                                                                           $ 2,019,137

      EBITDA............................................................................   $17,052,114
      Adjusted EBITDA...................................................................   $19,071,251
      Net income (loss).................................................................   $   129,263
      Adjusted net income...............................................................   $ 2,148,400
      EPS...............................................................................   $      0.01
      Adjusted EPS......................................................................   $      0.13
      Reported EPS......................................................................   $      0.10

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                               Hanger           Novacare          Other
                                             Orthopedic      Orthotics and       Acquired          Pro Forma           Pro Forma
                                             Group, Inc.     Prosthetics Inc.*   Companies(1)     Adjustments          (13)(14)
                                            --------------   --------------     --------------  --------------      --------------
Net sales..............................     $  49,144,593    $  67,684,837      $     505,078   $     (48,863)(2)   $ 117,285,645
Cost of products & services sold.......        24,888,376       32,051,014            340,370         (47,389)(2)      57,232,371
                                            --------------   --------------     --------------  --------------      --------------
Gross profit...........................        24,256,217       35,633,823            164,708          (1,474)         60,053,274
Selling, general & administrative......        17,099,004       30,919,529            126,485         (65,934)(3)      41,673,340
                                                                                                       (1,259)(4)
                                                                                                   (4,104,485)(5)
                                                                                                   (2,300,000)(6)
Depreciation & amortization............         1,705,046        2,874,628              3,685           1,087 (7)       5,046,329
                                                                                                      461,883 (8)
                                            --------------   --------------     --------------  --------------      --------------
Income from operations.................         5,452,167        1,839,666             34,538       6,007,234          13,333,605
Interest expense, net..................          (287,754)      (2,540,406)            (3,344)      1,872,700 (4)      (9,552,672)
                                                                                                      (32,600)(9)
                                                                                                   (8,561,268)(10)
Other income (expense), net............            37,582          (44,038)               199                              (6,257)
                                            --------------   --------------     --------------  --------------      --------------
Income (loss) before taxes.............         5,201,995         (744,778)            31,393        (713,934)          3,774,676
Provision (benefit) for income taxes...         2,081,000          299,000              4,724        (874,854)(11)      1,509,870
                                            --------------   --------------     --------------  --------------      --------------
Net income (loss)......................     $   3,120,995    $  (1,043,778)     $      26,669   $     160,920       $   2,264,806
                                            ==============   ==============     ==============  ==============      ==============
Diluted income per common share (12)...     $        0.15                                                           $        0.11
                                            ==============                                                          ==============
Shares used to compute diluted income per
  Common share.........................        20,201,380                                                              20,205,090
                                            ==============                                                          ==============

 ----------

* The historical statements of operations data for NovaCare O&P, as adjusted to conform with Hanger's financial statement classifications. Adjustments primarily relate to the following reclassifications:

            o Administrative salary expense of $7.5 million, rent expense of $3.6 million and other administrative expenses of $5.3 million reclassified from cost of products and services sold to selling, general & administrative expense.

            o     Depreciation  and  amortization   expense  of  $0.8  million
                  reclassified from cost of products and services sold to depreciation & amortization expense.

            o Royalty fee expense of $4.1 million reclassified from other expense to selling, general & administrative expense.

(1) Other Acquired Companies (along with NovaCare O&P, the "Acquired Companies") for the quarter ended March 31, 1999 represent the results of operations of such companies from January 1, 1999 to the earlier of their respective dates of acquisition or March 31, 1999. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of the Company from the date of its acquisition. NovaCare O&P did not make any acquisitions during the period from January 1, 1999 through March 31, 1999.

      Results of operations of Other Acquired Companies acquired during the period January 1, 1999 through March 31, 1999 prior to their acquisition dates for the periods presented are as follows:


            Company                                               Acquired as of     Net Sale   Net Income
            -------                                               --------------     --------   ----------
            Thornton Orthopedic...............................   January 5, 1999     $      --  $     --
            Carolina..........................................   January 6, 1999            --        --
            Universal O&P.....................................   January 29, 1999       49,625    17,326
            Medical Center Brace..............................   February 12, 1999     455,453     9,343
                                                                                     ---------  --------
            Total.............................................                       $ 505,078  $ 26,669
                                                                                     =========  ========


(2) The adjustments to reduce net sales $48,863 and cost of products and services sold $47,389 reflect the elimination of profit on intercompany sales during the period presented.

(3) Reflects a net reduction to historical amounts of $65,934 for employee and practitioner salaries of the Other Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with the Company.

(4) Adjustments to selling, general and administrative expense and interest expense to reflect the elimination of historical expense generated from assets not acquired and/or liabilities not assumed:

                                                                                 Selling,
                                                                               general and      Interest
            Company                                                           Administrative     Expense
            -------                                                           --------------    --------
            NovaCare O&P......................................................       --        $ 1,872,700
            Other Acquired Companies..........................................  $ 1,259
                 Total........................................................  $ 1,259        $ 1,872,700
                                                                                ========       ===========


(5) Adjustment to reduce selling, general and administrative expense by the royalty fee of $4,104,485 charged by NovaCare to NovaCare O&P.

(6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $2,300,000 previously allocated to NovaCare O&P for personnel provided by a subsidiary of NovaCare.

(7) Reflects increases in historical amounts of the Acquired Companies for amortization expense resulting from non-compete agreements signed in connection with Acquisitions as follows:

                                                                                 Three Months Ended
            Company                                                               March 31, 1999
            -------                                                               --------------
            Other Acquired Companies..........................................     $ 1,087


(8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                                                 Three Months Ended
            Company                                                               March 31, 1999
            -------                                                               --------------
            NovaCare O&P.................................................          $ 447,594
            Other Acquired Companies.....................................             14,289
                                                                                   ---------
                 Total....................................................         $ 461,883
                                                                                   =========


(9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1999. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects the Company's approximate borrowing rate.

                                                                                 Three Months Ended
            Company                                                               March 31, 1999
            -------                                                               --------------
            Other Acquired Companies (Hanger).................................     $ 32,600


(10) Represents the interest expense on the financing for the Acquisition as of the beginning of the period presented.

    Source                                                           Amount      Interest Rate    Interest
    ------                                                           ------      -------------    --------
    Revolving Credit Facility...............................      $ 12,429,594       7.50%      $   342,518(a)
    Tranche A Term Facility.................................       100,000,000       7.50%        1,875,000
    Tranche B Term Facility.................................       100,000,000       8.50%        2,125,000
    Notes...................................................       150,000,000      11.25%        4,218,750
         Total..............................................                                    $ 8,561,268
                                                                                                ===========


            (a) Interest expense includes $109,463 related to the unused portion not borrowed under the Revolver.

      An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $66,000 for the three months ended March 31, 1999.

(11) To reflect income taxes as if the Company and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of 40%.

(12) Historical and pro forma diluted income per share, which has been adjusted for preferred stock dividends, is computed by dividing net income by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

      If approved by the Company's stockholders in the future, the Company may, at its option, make the 7% Redeemable Preferred Stock convertible into the Company's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, there would be an immaterial impact on pro forma EPS.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to Novacare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

      Employee terminations....................................................  $ 1,589,544
      Closure of NovaCare O&P facilities.......................................      186,894
      Elimination of corporate allocations of parent of NovaCare O&P                 242,699
                                                                                 -----------
                                                                                 $ 2,019,137

      EBITDA...................................................................  $18,379,934
      Adjusted EBITDA..........................................................  $20,399,071
      Net income...............................................................  $ 2,264,806
      Adjusted net income......................................................  $ 4,283,943
      EPS......................................................................  $      0.11
      Adjusted EPS.............................................................  $      0.21
      Reported EPS.............................................................  $      0.15

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE TWELVE MONTHS ENDED MARCH 31, 1999

                                               Hanger           Novacare          Other
                                             Orthopedic      Orthotics and       Acquired          Pro Forma           Pro Forma
                                             Group, Inc.     Prosthetics Inc.*   Companies(1)     Adjustments          (13)(14)
                                            --------------   --------------     --------------  --------------      --------------
Net sales.................................  $ 196,264,887    $ 278,750,002      $  18,766,746   $  (1,680,190)(2)   $ 492,101,445
Cost of products & services sold..........     96,488,390      141,739,890          8,711,226      (1,327,586)(2)     245,453,468
                                                                                                     (158,452)(3)
                                            --------------   --------------     --------------  --------------      --------------
Gross profit..............................     99,776,497      137,010,112         10,055,520        (194,152)        246,647,977
Selling, general & administrative.........     65,882,054      110,199,824          6,249,916      (1,037,079)(3)     159,736,622
                                                                                                      (11,812)(4)
                                                                                                  (16,380,610)(5)
                                                                                                   (5,165,671)(6)
Depreciation & amortization...............      6,226,817       11,833,655            468,767          32,642 (7)      20,741,150
                                                                                                    2,179,269 (8)
                                            --------------   --------------     --------------  --------------      --------------
Income from operations....................     27,667,626       14,976,633          3,336,837      20,189,109          66,170,205
Interest expense, net.....................     (1,575,247)     (10,979,059)           (66,950)      7,998,181 (4)     (41,416,615)
                                                                                                   (1,358,863)(9)
                                                                                                  (35,434,677)(10)
Other expense, net........................       (308,100)        (196,813)           (69,490)         (3,321)(4)        (577,724)
                                            --------------   --------------     --------------  --------------      --------------
Income (loss) before taxes                     25,784,279        3,800,761          3,200,397      (8,609,571)         24,175,866
Provision (benefit) for income taxes           10,519,000        4,128,000             42,851      (4,758,880)(11)      9,930,971
                                            --------------   --------------     --------------  --------------      --------------
Net income (loss).........................  $   15,265,27    $    (327,239)     $ 3,157,546     $  (3,850,691)      $  14,244,895
                                            ==============   ==============     ==============  ==============      ==============
Diluted income per common share (12)        $        0.76                                                           $        0.71
                                            ==============                                                          ==============
Shares used to compute diluted income per
  Common share............................     20,201,380                                                              20,205,090
                                            ==============                                                          ==============

 ----------

* The historical statements of operations data for NovaCare O&P, as adjusted to conform with Hanger's financial statement classifications. Adjustments primarily relate to the following reclassifications:

            o Administrative salary expense of $23.3 million, rent expense of $13.6 million and other administrative expenses of $21.3 million reclassified from cost of products and services sold to selling, general & administrative expense.

            o     Depreciation  and  amortization   expense  of  $3.6  million
                  reclassified from cost of products and services sold to depreciation & amortization expense.

            o Royalty fee expense of $16.4 million reclassified from other expense to selling, general & administrative expense.

(1) Other Acquired Companies (along with NovaCare O&P, the "Acquired Companies") for the twelve months ended March 31, 1999 represent the results of operations of such companies from April 1, 1998 to the earlier of their respective dates of acquisition or March 31, 1999. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of the Company from the date of its acquisition.

      Results of operations of the companies acquired by Hanger during the period April 1, 1998 through March 31, 1999 ("Other Acquired Companies (Hanger)") prior to their acquisition dates for the periods presented are as follows:


            Company                                               Acquired as of     Net Sale      Net Income
            -------                                               --------------     --------      ----------
        Hattiesberg...........................................   April 30, 1998      $    29,289   $     8,601
        Augusta Brace.........................................   May 15, 1998             73,195       (10,115)
        P&O Rehab. Tech.......................................   June 11, 1998           106,121        (1,332)
        Associated O&P........................................   June 19, 1998           270,520        46,521
        Orthotics Techniques..................................   July 17, 1998            98,536         9,065
        Seattle Limb System...................................   August 1, 1998        5,693,225     1,563,197
        Advanced Prosthetics..................................   September 25, 1998      760,829       365,160
        Orthopedic Services...................................   September 30, 1998    1,306,518       244,294
        Fessenden O&P.........................................   November 13, 1998       874,073       285,840
        Baltimore Orthotics...................................   December 1, 1998        742,920        51,987
        Manasota Orthopedic...................................   December 4, 1998        249,939       (18,110)
        OST Patient Advocates.................................   December 11, 1998       432,510        40,852
        Thornton Orthopedic...................................   January 5, 1999         738,409        29,962
        Carolina..............................................   January 6, 1999       1,174,612       306,194
        Universal O&P.........................................   January 29, 1999        665,883        11,502
        Medical Center Brace..................................   February 12, 1999     3,310,095        57,302
                                                                                     -----------   ------------
            Total.............................................                       $16,526,674   $ 2,990,920
                                                                                     ===========   ============

      Results of operations of the companies acquired by NovaCare O&P during the period April 1, 1998 through March 31, 1999 ("Other Acquired Companies (NovaCare)") prior to their acquisition dates for the periods presented are as follows:

            Company                                               Acquired as of     Net Sale      Net Income
            -------                                               --------------     --------      ----------
        University O&P Consultants.............................  April 1, 1998       $        --   $      --
        Advanced Orthopedic Systems............................  May 1, 1998              41,900         160
        Central Valley Prosthetics & Orthotics.................  May 1, 1998              33,308      12,051
        Meadowbrook Orthopedics................................  May 1, 1998              79,610       2,397
        O.S. Orthotics & Prosthetics...........................  May 1, 1998              66,562      18,965
        Binghamton Limb & Brace................................  June 1, 1998            290,473      38,695
        Stockton Orthopedic....................................  June 1, 1998            178,225       9,651
        Protech O&P Center.....................................  June 1, 1998            254,653      16,553
        American Rehabilitation Systems........................  June 1, 1998            144,937       3,465
        Orthopedic Laboratories................................  June 1, 1998             80,444       4,299
        Columbus Orthopaedic Prosthetic & Orthotic Center......  June 1, 1998            362,465      22,838
        Tuscon Limb & Brace....................................  June 1, 1998            431,413      18,340
        Physical Restoration Laboratories......................  June 1, 1998            276,082      19,212
                                                                                     -----------   ---------
            Total..............................................                      $ 2,240,072   $ 166,626
                                                                                     ===========   =========


(2) Reflects the elimination of profit on intercompany sales during the period presented. Net sales and cost of products and services sold have been reduced by $1,680,190 and $1,327,586, respectively.

(3) Reflects a net reduction in cost of products and services sold and selling, general and administrative expense of $158,452 and $1,037,079, respectively, for employee and practitioner salaries of the Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with the Company.

                                                                               Twleve Months Ended
        Company                                                                   March 31, 1999
        -------                                                                   --------------
        Other Acquired Companies (Hanger).................................         $   951,759
        Other Acquired Companies (NovaCare O&P)...........................             243,772
                                                                                   -----------
            Total.........................................................         $ 1,195,531
                                                                                   ===========


(4) Adjustments to selling, general and administrative expense, interest expense and other income to reflect the elimination of historical income and expense generated from assets not acquired and/or liabilities not assumed:

                                                                                 Selling,
                                                                               general and      Interest
            Company                                                           Administrative     Expense         Other
            -------                                                           --------------    --------         -----
        NovaCare O&P                                                            $     --       $ 7,938,449     $     --
        Other Acquired Companies (Hanger)..................................        8,814            36,204        3,321
        Other Acquired Companies (NovaCare O&P)............................        2,998            23,528
                                                                                --------       -----------      -------
            Total..........................................................     $ 11,812       $ 7,998,181      $ 3,321
                                                                                ========       ===========      =======


(5) Adjustment to reduce selling, general, and administrative expense by the royalty fee of $16,380,610 charged by NovaCare, Inc. to NovaCare O&P.

(6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $5,165,671 previously allocated to NovaCare O&P for personnel provided by a subsidiary of NovaCare.

(7) Reflects increases in historical amounts of the Acquired Companies for amortization expenses resulting from non-compete agreements signed in connection with acquisitions, as follows:


                                                                               Twleve Months Ended
        Company                                                                   March 31, 1999
        -------                                                                   --------------
        Other Acquired Companies (Hanger)........................................  $ 32,642


(8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                                               Twleve Months Ended
        Company                                                                   March 31, 1999
        -------                                                                   --------------
        NovaCare O&P.............................................................  $ 1,766,278
        Other Acquired Companies (Hanger)........................................      370,462
        Other Acquired Companies (NovaCare O&P)..................................       42,529
                                                                                   -----------
            Total................................................................  $ 2,179,269
                                                                                   ===========

(9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1998. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects the Company's approximate borrowing rate.

                                                                               Twleve Months Ended
        Company                                                                   March 31, 1999
        -------                                                                   --------------
        Other Acquired Companies (Hanger)...................................       $ 1,234,837
        Other Acquired Companies (NovaCare O&P).............................           124,026
                                                                                   ------------
            Total...........................................................       $ 1,358,863
                                                                                   ============


(10) Represents the interest expense on the Financing for the Acquisition as of the beginning of the period presented.

    Source                                                           Amount      Interest Rate    Interest
    ------                                                           ------      -------------    --------
    Revolving Credit Facility..................................   $ 12,429,594        8.06%     $ 1,439,677 (a)
    Tranche A Term Facility....................................    100,000,000        8.06%       8,060,000
    Tranche B Term Facility....................................    100,000,000        9.06%       9,060,000
    Notes......................................................    150,000,000       11.25%      16,875,000
        Total..................................................                                 $35,434,677
                                                                                                ============

 ----------

      (a) Interest expense includes $437,852 related to the unused portion not borrowed under the Revolving Credit Facility.

      An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $265,000 for the twelve months ended March 31, 1999.

(11) To reflect income taxes as if the Company and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of approximately 41%.

(12) Historical and pro forma diluted income per share is computed by dividing net income adjusted for preferred stock dividends by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

      If approved by the Company's stockholders in the future, the Company may, at its option, make the 7% Redeemable Preferred Stock convertible into the Company's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, pro forma EPS would decrease from $0.71 to $0.60.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to NovaCare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

      Employee terminations.................................................................  $  6,358,176
      Closure of NovaCare O&P facilities....................................................       747,576
      Elimination of corporate allocations of parent of NovaCare O&P                               970,797
                                                                                              ------------
                                                                                              $  8,076,549
                                                                                              ============

      EBITDA................................................................................  $ 86,911,356
      Adjusted EBITDA.......................................................................  $ 94,987,905
      Net income............................................................................  $ 14,244,896
      Adjusted net income...................................................................  $ 22,321,445
      EPS...................................................................................  $       0.71
      Adjusted EPS..........................................................................  $       1.11
      Reported EPS..........................................................................  $       0.76